UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) - March 30, 1999









                                Market Guide Inc.
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             (Exact name of Registrant as specified in its charter)


     New York                      291525-NY                11-2646081
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    (State or other jurisdiction (Commission                (IRS Employer
     of incorporation)             File Number)             Identification No.)




2001 Marcus Avenue, Suite South 200
Lake Success, New York                                       11042-1011
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(Address of principal executive offices)                     (Zip Code)

Registrants telephone number, including area code:           (516) 327-2400


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Item 4.           CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

The audit committee of the Company's Board of Directors held a meeting on March 29, 1999 for the purpose of approving the engagement of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended February 28, 1999. Ernst and Young LLP will replace the Company's previous independent auditors, Zerbo, McKiernan & Zambito LLC. The engagement of Ernst & Young LLP as successors for Zerbo, McKiernan & Zambito LLC is effective March 30, 1999.

The prior auditors' reports on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and are neither qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company's financial statements for each of the two fiscal years ended February 28, 1997 and February 28, 1998, and in the subsequent interim period, there were no disagreements with Zerbo, McKiernan & Zambito LLC on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Zerbo, McKiernan & Zambito LLC would have caused Zerbo, McKiernan & Zambito LLC to make reference to the matter in their report.

There have been no  reportable  events as defined in  Regulation  S-K,  Item 304
(a)(1)(v).

Item 7.           EXHIBIT

The Company has received the letter  attached to this form 8-K as Exhibit 1 from
Zerbo,   McKiernan  &  Zambito  LLC  stating  their  agreement  with  the  above statements.



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                 [Zerbo, McKiernan & Zambito, LLC - Letterhead]





March 31, 1999



Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, DC  20549

Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of Market Guide Inc. dated March 30, 1999.

Yours truly,


/s/ Zerbo, McKiernan & Zambito LLC

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  MARKET GUIDE INC.
                                  (Registrant)


Date:    April 1, 1999           /s/ Homi M. Byramji, President & CEO